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                                                                   EXHIBIT 21.01

            SUBSIDIARIES OF THE REGISTRANT

                                                  JURISDICTION OF
                                                  INCORPORATION

            Acorn Associates Incorporated

                                                  Massachusetts

            Aimtech Corporation

                                                  Delaware

            Asymetrix GmbH

                                                  Germany

            Asymetrix Limited

                                                  United Kingdom

            Asymetrix SARL

                                                  France

            Communications Strategies, Incorporated
                                                  Texas


                                                  Massachusetts

            Oakes Interactive Incorporated

                                                  Washington

            SuperCede, Inc. (50% owned)

                                                  Massachusetts
            TopShelf Multimedia, Inc.